EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT





We consent to the use in the Form S-8 Registration Statement of World Call Net, Inc. of our report dated October 29, 1999, except for Notes 2, 4 and 11, which are dated January 10, 2000, accompanying the financial statements of World Call Net, Inc. contained in such Registration Statement, and the reference with respect to us under the "Named Experts Section" of such Registration Statement.



HEIN + ASSOCIATES LLP
Certified Public Accountants


January 28, 2000
Dallas, Texas